Exhibit 16.1

January 16, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re: Datasea, Inc.

       CIK#: 0001631282

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Datasea, Inc. (the “Registrant”) in Item 4.01 of its Form 8-K dated January 16, 2020.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Wei, Wei & Co., LLP